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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                              CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 28, 2008

                             VOYAGER PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              123 East Ogden Avenue, Suite 102A, Hinsdale, IL 60521 (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
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Pursuant to a notice of conversion dated April 25, 2008, the Company issued, on
April 28, 2008, 7,712,642 shares of unrestricted common stock to THI, Inc. upon conversion of $77,126 of the principal balance of a Cornell debenture dated October 11, 2005 in the original principal amount of $100,000 at $0.01 per share based on 50% of the lowest closing bid price of our common stock for the five trading days immediately preceding the conversion date.

On April 30, 2008, the Company, pursuant to a Conversion Agreement dated April 28, 2008, converted outstanding principal of $36,000 and interest of $454 of a promissory note dated March 13, 2008 into 1,822,685 shares of restricted common stock at $0.02 per share.

On May 1, 2008, the Company issued 200,000 shares of restricted common stock to an unaffiliated third party for accounting and consulting services rendered during the month of April, 2008 at $0.02 per share pursuant to a consulting agreement dated January 28, 2008 for a total of $4,000.

The above shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, as amended.

As of May 2, 2008 there are 159,681,874 shares of common stock issued and outstanding and 500,000 shares of preferred stock issued and outstanding.


                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 2, 2008                 VOYAGER PETROLEUM, INC.

                                   By: /s/ Sebastien C. DuFort
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                                   Chief Executive Officer